Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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JANUARY 28, 2019	GERMAN AMERICAN BANCORP, INC. (GABC) POSTS 9TH CONSECUTIVE YEAR OF RECORD ANNUAL EARNINGS & ANNOUNCES 13% CASH DIVIDEND INCREASE

Jasper, Indiana: January 28, 2019 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has achieved record annual earnings for the year ended on December 31, 2018, marking the 9th consecutive year of record performance. This level of annual earnings performance resulted in a 12.1% return on shareholders’ equity for 2018, noting the 14th consecutive fiscal year in which the Company has delivered double-digit returns on shareholders’ equity. The Company also announced a 13% increase in its quarterly cash dividend.

2018 was a year of growth and progress for the Company in many areas of its operations. During the fourth quarter, the Company completed its acquisition of First Security Bank, which was headquartered in Owensboro, Kentucky. The inclusion of the First Security branch footprint expanded German American’s branch network into Bowling Green, Lexington and Owensboro, three vibrant, growing markets within the Commonwealth of Kentucky. Additionally, the Company completed a five-branch acquisition in the Columbus, Indiana market area during the second quarter of 2018, as well as continuing to deliver organic growth throughout its Southern Indiana footprint, particularly within its newest market area in the Indiana portion of the Louisville, Kentucky metropolitan area.

On a year-over-year basis, as of December 31, 2018, total assets, total loans, and total deposits each increased by approximately 25% from the 2017 year-end levels. This impressive level of growth was attributable to both the aforementioned acquisitions and organic growth within the Company’s existing Indiana branches. Approximately 20% of the balance sheet growth in 2018 was attributable to the acquisition growth, with the Company’s existing branch network delivering 5% organic growth.

The Company’s 2018 record net income of $46.5 million, or $1.99 per share, was an increase of approximately $5.9 million, or 12% on a per share basis, over its previous record annual net income of $40.7 million, or $1.77 per share, reported in 2017. Current year fourth quarter earnings totaled $11.0 million, or $0.44 per share, compared to 2017 fourth quarter net income of $11.6 million, or $0.51 per share. The 2018 reported fourth quarter and year-to-date net income were impacted by acquisition-related expenses of approximately $3.1 million (which equated to $2.3 million, or $0.09 per share on an after-tax basis) in the fourth quarter and $4.6 million (which represents $3.5 million, or $0.15 on an after-tax basis) during 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 18

Commenting on the Company’s continuation of its trend of consecutive years of record financial performance and historic growth in 2018, Mark A. Schroeder, German American’s Chairman & CEO, stated, "This financial performance and the historic level of growth of approximately $600 million in both loans and deposits in 2018 would not have been possible without the commitment and dedication of our team of over 800 employees and the acceptance of the German American brand and product offerings by our loyal customers throughout our footprint. Our continued expansion and organic growth in our Southern Indiana markets and our entry into the very exciting Bowling Green, Lexington and Owensboro, Kentucky markets in 2018 positions our Company extremely well for a continuation of our trend of consistent, impressive financial performance in the coming years.”

The Company also announced a 13% increase in its regular quarterly cash dividend, as its Board of Directors declared a regular quarterly cash dividend of $0.17 per share, which will be payable on February 20, 2019 to shareholders of record as of February 10, 2019.

Balance Sheet Highlights

The Company completed a five-branch acquisition of locations of First Financial Bancorp (formerly branch locations of Mainsource Financial Group, Inc. prior to its merger with First Financial Bancorp) on May 18, 2018. Four of the branches are located in Columbus, Indiana, and one in Greensburg, Indiana. In addition, on October 15, 2018, the Company completed its acquisition of First Security, Inc. ("First Security") and its subsidiary bank, First Security Bank, Inc. First Security was based in Owensboro, Kentucky, and operated 11 retail banking offices in Owensboro, Bowling Green, Franklin and Lexington, Kentucky and in Evansville and Newburgh, Indiana.

Total assets for the Company increased to $3.929 billion at December 31, 2018, representing an increase of $565.3 million, compared with September 30, 2018 and an increase of $784.7 million, or 25%, compared with December 31, 2017. The increase in total assets as of year-end 2018 compared to September 30, 2018 was driven largely by the acquisition of First Security. The increase in total assets as of year-end 2018 compared with the prior year end was driven by the acquisition of First Security and the five-branch network in the Columbus and Greensburg, Indiana markets as well as organic loan growth.

December 31, 2018 total loans increased $391.6 million compared with September 30, 2018 and increased $586.7 million compared with December 31, 2017. As of December 31, 2018, outstanding loans from the First Security transaction, which closed in October 2018, totaled $374.5 million. At December 31, 2018, the loans acquired as a part of the branch acquisition, which closed in May 2018, totaled $106.0 million.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 18

Total loans from the Company's existing branch network, excluding the acquired First Security loans, grew by approximately $17.1 million, or 3% on an annualized basis, during the fourth quarter of 2018 compared with September 30, 2018 total loans. Included in this fourth quarter of 2018 loan growth, excluding First Security, was an increase of approximately $22.4 million, or 9% on an annualized basis, of commercial and industrial loans and a modest increase in retail loans of $0.2 million, or less than 1% on an annualized basis, which was partially mitigated by a decline of $4.2 million, or 3% on an annualized basis, of commercial real estate loans, and a decline in agricultural loans of approximately $1.3 million, or 2% on an annualized basis.

Total loans from the Company's existing branch network, excluding the acquired First Security loans and the loans acquired in the branch acquisition, grew by approximately $106.2 million, or 5%, at year-end 2018 compared with year-end 2017 total loans. Included in this 2018 loan growth, excluding First Security and the branch acquisition, was an increase of approximately $16.1 million, or 3% on an annualized basis, of commercial and industrial loans, an increase of $56.8 million, or 6%, of commercial real estate loans, an increase of $22.0 million, or 7%, in agricultural loans, and an increase of $11.3 million, or 3%, of retail loans. The level of organic loan growth in the last half of 2018 from the Company’s existing branch network was impacted by an increased level of large balance pay-offs (approximately $52.0 million), which were largely driven by borrowers’ sales of individual properties and businesses.

End of Period Loan Balances	12/31/2018	9/30/2018	12/31/2017
(dollars in thousands)

Commercial & Industrial Loans	$543,761	$527,938	$486,668
Commercial Real Estate Loans	1,208,646	985,915	926,729
Agricultural Loans	365,208	358,543	333,227
Consumer Loans	285,534	247,861	219,662
Residential Mortgage Loans	328,592	219,916	178,733
	$2,731,741	$2,340,173	$2,145,019

Non-performing assets totaled $13.5 million at December 31, 2018 compared to $8.6 million at September 30, 2018 and $11.9 million at December 31, 2017. Non-performing assets represented 0.34% of total assets at December 31, 2018 compared to 0.26% of total assets at September 30, 2018 and 0.38% of total assets at December 31, 2017. Non-performing loans totaled $13.2 million at December 31, 2018 compared to $8.5 million at September 30, 2018 and $11.8 million at December 31, 2017. Non-performing loans represented 0.48% of total loans at December 31, 2018 compared to 0.36% at September 30, 2018 and 0.55% at December 31, 2017. The increase in non-performing assets and non-performing loans at year-end 2018 was primarily

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 18

attributable to the loans acquired in the First Security transaction which closed effective October 15, 2018. Non-performing assets and non-performing loans from the Company’s existing branch network, excluding First Security, were both $8.5 million as of December 31, 2018 compared to non-performing assets of $8.6 million and non-performing loans of $8.5 million as of September 30, 2018

Non-performing Assets
(dollars in thousands)
	12/31/2018	9/30/2018	12/31/2017
Non-Accrual Loans	$12,579	$8,428	$11,091
Past Due Loans (90 days or more)	633	69	719
Total Non-Performing Loans	13,212	8,497	11,810
Other Real Estate	286	100	54
Total Non-Performing Assets	$13,498	$8,597	$11,864

Restructured Loans	$121	$122	$149

The Company’s allowance for loan losses totaled $15.8 million at December 31, 2018 compared to $16.1 million at September 30, 2018 and $15.7 million at December 31, 2017. The allowance for loan losses represented 0.58% of period-end loans at December 31, 2018 compared with 0.69% of period-end loans at September 30, 2018 and 0.73% of period-end loans at December 31, 2017. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent being the First Security acquisition during the fourth quarter of 2018 and a five-branch acquisition in the second quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $19.5 million at December 31, 2018, $9.0 million at September 30, 2018 and $7.6 million at December 31, 2017.

December 31, 2018 total deposits increased $431.8 million compared with September 30, 2018 and increased $588.6 million compared with December 31, 2017. As of December 31, 2018, deposits from the First Security transaction which closed on October 15, 2018 totaled $348.8 million. At December 31, 2018, the deposits acquired as a part of the branch acquisition which closed May 18, 2018, totaled $124.8 million.

Total deposits, excluding the acquired First Security deposits, grew by approximately $83.0 million, or 13% on an annualized basis, during the fourth quarter of 2018 compared with September 30, 2018 total deposits.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 18

Total deposits, excluding the acquired First Security deposits and the deposits acquired in the branch acquisition, grew by approximately $115.0 million, or 5%, at year-end 2018 compared with year-end 2017 total deposits.

End of Period Deposit Balances	12/31/2018	9/30/2018	12/31/2017
(dollars in thousands)

Non-interest-bearing Demand Deposits	$715,972	$634,421	$606,134
IB Demand, Savings, and MMDA Accounts	1,768,177	1,605,818	1,490,033
Time Deposits < $100,000	249,309	189,405	198,646
Time Deposits > $100,000	339,174	211,203	189,239
	$3,072,632	$2,640,847	$2,484,052

Results of Operations Highlights - Year ended December 31, 2018

Net income for the year ended December 31, 2018 totaled $46,529,000 or $1.99 per share, an increase of $5,853,000, or approximately 12% on a per share basis, from the year ended December 31, 2017 net income of $40,676,000 or $1.77 per share.

Net income for 2018 was positively impacted by lower federal income tax rates that became effective January 1, 2018, as a result of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). The lower federal income tax rates had a positive impact of approximately $0.26 per share for the year ended December 31, 2018.

Net income for 2018 was also impacted by merger and acquisition activity during the year. The year ended December 31, 2018 included acquisition-related expenses of approximately $4,592,000 (approximately $3,526,000 or $0.15 per share, on an after tax basis) for the aforementioned acquisitions.

During the fourth quarter of 2017, as a result of the enactment of the Tax Act, the Company revalued its deferred tax assets and deferred tax liabilities. The revaluation resulted in a net tax benefit of $2,284,000, or approximately $0.10 per share during 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 18

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2018			Year Ended December 31, 2017

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$18,587	$308	1.65%	$12,405	$134	1.09%
Securities	768,361	23,739	3.09%	744,985	23,595	3.17%
Loans and Leases	2,339,089	112,437	4.81%	2,036,717	92,449	4.54%
Total Interest Earning Assets	$3,126,037	$136,484	4.36%	$2,794,107	$116,178	4.16%

Liabilities
Demand Deposit Accounts	$640,865			$572,356
IB Demand, Savings, and
MMDA Accounts	$1,616,558	$7,709	0.48%	$1,442,474	$3,971	0.28%
Time Deposits	459,289	5,916	1.29%	380,316	3,123	0.82%
FHLB Advances and Other Borrowings	257,737	5,514	2.14%	233,315	4,027	1.73%
Total Interest-Bearing Liabilities	$2,333,584	$19,139	0.82%	$2,056,105	$11,121	0.54%

Cost of Funds			0.61%			0.40%
Net Interest Income		$117,345			$105,057
Net Interest Margin			3.75%			3.76%

During the year ended December 31, 2018, net interest income totaled $114,610,000 representing an increase of $14,701,000, or 15%, from the year ended December 31, 2017 net interest income of $99,909,000. The increased level of net interest income during 2018 compared with 2017 was driven primarily by a higher level of earning assets resulting from organic loan growth, the previously discussed merger and acquisition activity and improvement in the net interest margin.

The tax equivalent net interest margin for the year ended December 31, 2018 was 3.75% compared to 3.76% in 2017. The lower federal income tax rates during 2018 had an approximately 9 basis point negative impact on the Company's net interest margin. The improvement in the net interest margin, excluding the impact of the lower federal tax rates, during 2018 compared to 2017 was related to the positive impact on earning asset

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 18

yields caused by the continued increase in short-term market interest rates partially offset by an increased cost of funds also related to the increased short-term interest rates. Accretion of loan discounts on acquired loans contributed approximately 8 basis points to the net interest margin during 2018 and 9 basis points in 2017.

During the year ended December 31, 2018, the Company recorded a provision for loan loss of $2,070,000 compared with a provision for loan loss of $1,750,000 during 2017. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the year ended December 31, 2018, non-interest income increased $5,216,000, or 16%, from the year ended December 31, 2017.

	Year Ended	Year Ended
Non-interest Income	12/31/2018	12/31/2017
(dollars in thousands)

Trust and Investment Product Fees	$6,680	$5,272
Service Charges on Deposit Accounts	7,044	6,178
Insurance Revenues	8,330	7,979
Company Owned Life Insurance	1,243	1,341
Interchange Fee Income	7,278	4,567
Other Operating Income	2,785	2,641
Subtotal	33,360	27,978
Net Gains on Loans	3,004	3,280
Net Gains on Securities	706	596
Total Non-interest Income	$37,070	$31,854

Trust and investment product fees increased $1,408,000, or 27%, during 2018 compared with 2017. The increase in 2018 compared with 2017 was largely attributable to increased assets under management in the Company's wealth management group.

Service charges on deposit accounts increased $866,000, or 14%, during 2018 compared with 2017. The increase during 2018 compared with 2017 was positively impacted by the acquisition activity completed during 2018.

Interchange fees increased $2,711,000, or 59%, during 2018 compared to 2017. The increase during 2018 was largely attributable to increased card utilization by customers, the acquisition activity completed during 2018

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 18

and to the adoption of the new revenue recognition standard effective January 1, 2018. While the adoption of the standard did not have a significant impact on the Company's financial results, the recording of revenue gross versus net of certain expenses, in accordance with the standard, did result in the reclassification of some expenses associated with the interchange fee revenue during 2018.

During 2018, non-interest expense totaled $93,553,000, an increase of $15,750,000, or 20%, compared with 2017. 2018 included operating expenses related to the branch acquisition completed during the second quarter of 2018 as well as related to the bank acquisition completed early in the fourth quarter of 2018. 2018 also included acquisition-related expenses of a non-recurring nature of approximately $4,592,000 (approximately $3,526,000 or $0.15 per share, on an after tax basis) related to the aforementioned merger and acquisition activity.

	Year Ended	Year Ended
Non-interest Expense	12/31/2018	12/31/2017
(dollars in thousands)

Salaries and Employee Benefits	$51,306	$46,642
Occupancy, Furniture and Equipment Expense	10,877	9,230
FDIC Premiums	1,033	954
Data Processing Fees	6,942	4,276
Professional Fees	5,362	2,817
Advertising and Promotion	3,492	3,543
Intangible Amortization	1,752	942
Other Operating Expenses	12,789	9,399
Total Non-interest Expense	$93,553	$77,803

Salaries and benefits increased $4,664,000, or 10%, during 2018 compared with 2017. The increase during 2018 compared with 2017 was primarily attributable to an increased number of full-time equivalent employees due in part to the acquisition transactions during 2018.

Occupancy, furniture and equipment expense increased $1,647,000, or 18%, during 2018 compared with 2017. The increase during 2018 compared to 2017 was primarily due to operating costs related to the acquisition activity during 2018 as well as other facilities the Company has placed into service over the past several quarters.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 18

Data processing fees increased $2,666,000, or 62%, during 2018 compared to 2017. The increase was largely related to costs associated with merger and acquisition activities which totaled approximately $2,002,000 during 2018.

Professional fees increased $2,545,000, or 90%, during 2018 compared with 2017. The increase was primarily due to professional fees related to merger and acquisition activities which totaled $1,738,000 during 2018.

Intangible amortization increased $810,000, or 86%, during 2018 compared with 2017. The increase in intangible amortization was attributable to the previously discussed acquisition transactions completed during 2018.

Other operating expenses increased $3,390,000, or 36%, during 2018 compared with 2017. The increase during 2018 was largely attributable to the operating costs related to the acquisitions completed in 2018 and to the adoption of the revenue recognition standard effective January 1, 2018 and the reclassification of expenses as previously discussed.

The Company’s effective income tax rate was 17.0% during the year ended December 31, 2018 compared with an effective tax rate of 22.1% during 2017. The Company's effective tax rate and provision for income tax was positively impacted during 2018 by the reduction of federal income tax rates from a statutory rate of 35% to 21% effective January 1, 2018 related to the enactment of the Tax Act during the fourth quarter of 2017. As a result of the enactment of the Tax Act, the Company revalued its its deferred tax assets and deferred tax liabilities during the fourth quarter of 2017 which resulted in a net tax benefit of $2,284,000 and consequently impacted the effective tax rate for 2017 as well.

Results of Operations Highlights – Quarter ended December 31, 2018

Net income for the quarter ended December 31, 2018 totaled $10,980,000, or $0.44 per share, a decline of 20% on a per share basis compared with third quarter 2018 net income of $12,639,000, or $0.55 per share, and a decline of 14% on a per share basis compared with the fourth quarter 2017 net income of $11,621,000, or $0.51 per share.

Fourth quarter 2018 net income was impacted by merger and acquisition activity during the year. The fourth quarter 2018 results of operations included acquisition-related expenses of approximately $3,107,000 (approximately $2,343,000 or $0.09 per share, on an after tax basis) for the aforementioned acquisitions.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 18

As previously discussed, as a result of the enactment of the Tax Act, the revaluation of the Company’s deferred tax assets and deferred tax liabilities resulted in a net tax benefit of $2,284,000, or approximately $0.10 per share, during the fourth quarter of 2017.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2018			September 30, 2018			December 31, 2017

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$20,925	$97	1.83%	$20,745	$101	1.94%	$10,268	$34	1.33%
Securities	812,191	6,447	3.18%	755,793	5,826	3.08%	755,659	6,001	3.18%
Loans and Leases	2,662,502	33,771	5.04%	2,318,657	28,240	4.84%	2,100,432	23,872	4.51%
Total Interest Earning Assets	$3,495,618	$40,315	4.58%	$3,095,195	$34,167	4.39%	$2,866,359	$29,907	4.15%

Liabilities
Demand Deposit Accounts	$714,504			$636,989			$598,107
IB Demand, Savings, and
MMDA Accounts	$1,794,891	$2,808	0.62%	$1,617,768	$2,028	0.50%	$1,488,671	$1,177	0.31%
Time Deposits	593,615	2,151	1.44%	425,783	1,507	1.40%	376,585	889	0.94%
FHLB Advances and Other Borrowings	271,834	1,654	2.42%	257,460	1,392	2.14%	226,437	1,090	1.91%
Total Interest-Bearing Liabilities	$2,660,340	$6,613	0.99%	$2,301,011	$4,927	0.85%	$2,091,693	$3,156	0.60%

Cost of Funds			0.75%			0.63%			0.44%
Net Interest Income		$33,702			$29,240			$26,751
Net Interest Margin			3.83%			3.76%			3.71%

During the quarter ended December 31, 2018, net interest income totaled $32,983,000, which represented an increase of $4,435,000, or 16%, from the quarter ended September 30, 2018 net interest income of $28,548,000 and an increase of $7,529,000, or 30%, compared with the quarter ended December 31, 2017 net interest income of $25,454,000. The increased level of net interest income during the fourth quarter of 2018 compared with both the third quarter of 2018 and the fourth quarter of 2017 was driven primarily by a higher level of average earning assets and an improved tax equivalent net interest margin. The increased level of average earning assets in the fourth quarter of 2018, compared with the third quarter of 2018, was driven primarily by the completed acquisition of First Security on October 15, 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 18

The tax equivalent net interest margin for the quarter ended December 31, 2018 was 3.83% compared with 3.76% in the third quarter of 2018 and 3.71% in the fourth quarter of 2017. The lower federal income tax rates during 2018 had an approximately 9 basis point negative impact on the Company's net interest margin in both the third and fourth quarters of 2018. Accretion of loan discounts on acquired loans contributed approximately 13 basis points to the net interest margin on an annualized basis in the fourth quarter of 2018, 8 basis points in the third quarter of 2018, and 6 basis points in the fourth quarter of 2017.

During the quarter ended December 31, 2018, the Company recorded no provision for loan loss compared with a provision for loan loss of $500,000 in the third quarter of 2018 and $650,000 in the fourth quarter of 2017. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended December 31, 2018, non-interest income totaled $9,733,000, an increase of $770,000, or 9%, compared with the quarter ended September 30, 2018, and an increase of $2,139,000, or 28%, compared with the fourth quarter of 2017.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2018	9/30/2018	12/31/2017
(dollars in thousands)

Trust and Investment Product Fees	$1,645	$1,585	$1,378
Service Charges on Deposit Accounts	2,072	1,858	1,608
Insurance Revenues	1,877	1,827	1,867
Company Owned Life Insurance	420	251	290
Interchange Fee Income	2,235	1,847	1,202
Other Operating Income	629	639	546
Subtotal	8,878	8,007	6,891
Net Gains on Loans	583	866	682
Net Gains on Securities	272	90	21
Total Non-interest Income	$9,733	$8,963	$7,594

Service charges on deposit accounts increased $214,000, or 12%, during the fourth quarter of 2018 compared with the third quarter of 2018 and increased $464,000, or 29%, compared with the fourth quarter of 2017. The

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 18

increase during the fourth quarter of 2018 compared with both the third quarter of 2018 and fourth quarter of 2017 was largely attributable to the acquisitions completed during 2018.

Interchange fees increased $388,000, or 21%, during the fourth quarter of 2018 compared with the third quarter of 2018 and increased $1,033,000, or 86%, compared with the fourth quarter of 2017. The increase during the fourth quarter of 2018 compared with the third quarter of 2018 was primarily attributable to increased card utilization by customers and the bank acquisition completed during fourth quarter. The increase during the fourth quarter of 2018 compared with the fourth quarter of 2017 was attributable to increased card utilization by customers, the acquisitions completed during 2018 and the adoption of the new revenue recognition standard effective January 1, 2018.

Net gains on sales of loans declined $283,000, or 33%, during the fourth quarter of 2018 compared with the third quarter of 2018 and declined $99,000, or 15%, compared with the fourth quarter of 2017. The decline in the net gain on sale during the fourth quarter of 2018 compared with the third quarter 2018 was largely attributable to lower pricing levels on loans sold and a decline in volume of loans sold. Loan sales totaled $35.7 million during the fourth quarter of 2018, compared with $37.6 million during the third quarter of 2018 and $28.9 million during the fourth quarter of 2017.

During the quarter ended December 31, 2018, non-interest expense totaled $29,814,000, an increase of $8,238,000, or 38%, compared with the quarter ended September 30, 2018, and an increase of $9,814,000, or 49%, compared with the fourth quarter of 2017. The fourth quarter of 2018 included operating expenses related to the branch acquisition completed during the second quarter of 2018 as well as operating expenses related to the bank acquisition completed early in the fourth quarter of 2018. The fourth quarter of 2018 included acquisition-related expenses of a non-recurring nature of approximately $3,107,000 (approximately $2,343,000 or $0.09 per share, on an after tax basis) while the third quarter of 2018 included acquisition-related expenses of approximately $396,000 (approximately $317,000 or $0.01 per share, on an after-tax basis) related to the previously discussed acquisitions.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

13 of 18

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2018	9/30/2018	12/31/2017
(dollars in thousands)

Salaries and Employee Benefits	$15,027	$12,134	$12,168
Occupancy, Furniture and Equipment Expense	3,203	2,738	2,452
FDIC Premiums	234	324	242
Data Processing Fees	3,108	1,309	1,154
Professional Fees	2,337	793	550
Advertising and Promotion	1,083	851	820
Intangible Amortization	810	430	217
Other Operating Expenses	4,012	2,997	2,397
Total Non-interest Expense	$29,814	$21,576	$20,000

Salaries and benefits increased $2,893,000, or 24%, during the quarter ended December 31, 2018 compared with the third quarter of 2018 and increased $2,859,000, or 24%, compared with the fourth quarter of 2017. The increase in salaries and benefits during the fourth quarter of 2018 compared with both the third quarter of 2018 and the fourth quarter of 2017 was primarily attributable to an increased number of full-time equivalent employees due in part to the acquisition transactions completed during 2018. The fourth quarter of 2018 also included approximately $474,000 of acquisition-related salary and benefit costs of a non-recurring nature.

Occupancy, furniture and equipment expense increased $465,000, or 17%, during the fourth quarter of 2018 compared with the third quarter of 2018 and increased $751,000, or 31%, compared to the fourth quarter of 2017. The increase during the fourth quarter of 2018 compared to the third quarter of 2018 was primarily related to the acquisition transaction completed early in the fourth quarter of 2018. The increase during the fourth quarter of 2018 compared with the fourth quarter of 2017 was primarily due to operating costs related to the acquisitions completed during 2018 as well as other facilities the Company has placed into service over the past several quarters.

Data processing fees increased $1,799,000, or 137%, during the fourth quarter of 2018 compared with the third quarter of 2018 and increased $1,954,000, or 169%, compared to the fourth quarter of 2017. The increase during the fourth quarter of 2018 compared with both the third quarter of 2018 and the fourth quarter of 2017 was driven by acquisition and conversion-related costs associated with the aforementioned bank acquisition which totaled approximately $1,668,000 during the fourth quarter of 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

14 of 18

Professional fees increased $1,544,000, or 195%, during the fourth quarter of 2018 compared with the third quarter of 2018 and increased $1,787,000, or 325%, compared to the fourth quarter of 2017. The increase during the fourth quarter of 2018 compared to both periods was due in part to professional fees related to merger and acquisition activity during 2018. Merger and acquisition related professional fees totaled approximately $730,000 in the fourth quarter of 2018 and $248,000 during the third quarter of 2018 while there were no professional fee costs for acquisitions during the fourth quarter of 2017. Professional fees during the fourth quarter of 2018 also included approximately $930,000 in fees related to certain contract negotiations.

Intangible amortization increased $380,000, or 88%, during the quarter ended December 31, 2018 compared with the third quarter of 2018 and increased $593,000, or 273%, compared with the fourth quarter of 2017. The increase in intangible amortization was attributable to the previously discussed acquisitions completed during 2018.

Other operating expenses increased $1,015,000, or 34%, during the fourth quarter of 2018 compared with the third quarter of 2018 and increased $1,615,000, or 67%, compared with the fourth quarter of 2017. The increase in the fourth quarter of 2018 compared with the third quarter of 2018 was attributable to the bank acquisition completed in the fourth quarter of 2018. The increase during the fourth quarter of 2018 compared with the fourth quarter of 2017 was largely attributable to the operating costs related to the acquisitions completed in 2018 and to the adoption of the revenue recognition standard effective January 1, 2018 and the reclassification of expense as previously discussed.

The Company’s effective income tax rate was 14.9% during the three months ended December 31, 2018 compared with an effective tax rate of 18.1% during the third quarter of 2018 and 6.3% during the fourth quarter of 2017. The Company's effective tax rate and provision for income tax was positively impacted during 2018 by the reduction of federal income tax rates from a statutory rate of 35% to 21% effective January 1, 2018 related to the enactment of the Tax Act during the fourth quarter of 2017. As a result of the enactment of the Tax Act, the Company revalued its deferred tax assets and deferred tax liabilities during the fourth quarter of 2017 which resulted in a net tax benefit of $2,284,000 and consequently significantly impacted the effective tax rate for the fourth quarter of 2017.

About German American
German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 65 banking offices in 20 contiguous southern Indiana counties and four counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

15 of 18

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2018	September 30, 2018	December 31, 2017
ASSETS
Cash and Due from Banks	$64,549	$50,980	$58,233
Short-term Investments	32,251	14,604	12,126
Investment Securities	812,964	739,980	740,994

Loans Held-for-Sale	4,263	9,178	6,719

Loans, Net of Unearned Income	2,728,059	2,336,625	2,141,638
Allowance for Loan Losses	(15,823)	(16,051)	(15,694)
Net Loans	2,712,236	2,320,574	2,125,944

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	80,627	69,267	54,246
Goodwill and Other Intangible Assets	113,645	65,548	56,160
Other Assets	95,507	80,590	76,890
TOTAL ASSETS	$3,929,090	$3,363,769	$3,144,360

LIABILITIES
Non-interest-bearing Demand Deposits	$715,972	$634,421	$606,134
Interest-bearing Demand, Savings, and Money Market Accounts	1,768,177	1,605,818	1,490,033
Time Deposits	588,483	400,608	387,885
Total Deposits	3,072,632	2,640,847	2,484,052

Borrowings	376,409	327,039	275,216
Other Liabilities	21,409	19,760	20,521
TOTAL LIABILITIES	3,470,450	2,987,646	2,779,789

SHAREHOLDERS' EQUITY
Common Stock and Surplus	254,314	189,195	188,222
Retained Earnings	211,424	204,188	178,969
Accumulated Other Comprehensive Income (Loss)	(7,098)	(17,260)	(2,620)
SHAREHOLDERS' EQUITY	458,640	376,123	364,571

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,929,090	$3,363,769	$3,144,360

END OF PERIOD SHARES OUTSTANDING	24,967,458	22,968,078	22,934,403

TANGIBLE BOOK VALUE PER SHARE (1)	$13.81	$13.52	$13.45

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
INTEREST INCOME
Interest and Fees on Loans	$33,678	$28,148	$23,699	$112,084	$91,745
Interest on Short-term Investments	97	101	34	308	134
Interest and Dividends on Investment Securities	5,821	5,226	4,877	21,357	19,151
TOTAL INTEREST INCOME	39,596	33,475	28,610	133,749	111,030

INTEREST EXPENSE
Interest on Deposits	4,959	3,535	2,066	13,625	7,094
Interest on Borrowings	1,654	1,392	1,090	5,514	4,027
TOTAL INTEREST EXPENSE	6,613	4,927	3,156	19,139	11,121

NET INTEREST INCOME	32,983	28,548	25,454	114,610	99,909
Provision for Loan Losses	—	500	650	2,070	1,750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	32,983	28,048	24,804	112,540	98,159

NON-INTEREST INCOME
Net Gain on Sales of Loans	583	866	682	3,004	3,280
Net Gain on Securities	272	90	21	706	596
Other Non-interest Income	8,878	8,007	6,891	33,360	27,978
TOTAL NON-INTEREST INCOME	9,733	8,963	7,594	37,070	31,854

NON-INTEREST EXPENSE
Salaries and Benefits	15,027	12,134	12,168	51,306	46,642
Other Non-interest Expenses	14,787	9,442	7,832	42,247	31,161
TOTAL NON-INTEREST EXPENSE	29,814	21,576	20,000	93,553	77,803

Income before Income Taxes	12,902	15,435	12,398	56,057	52,210
Income Tax Expense	1,922	2,796	777	9,528	11,534

NET INCOME	$10,980	$12,639	$11,621	$46,529	$40,676

BASIC EARNINGS PER SHARE	$0.44	$0.55	$0.51	$1.99	$1.77
DILUTED EARNINGS PER SHARE	$0.44	$0.55	$0.51	$1.99	$1.77

WEIGHTED AVERAGE SHARES OUTSTANDING	24,962,878	22,968,047	22,930,666	23,381,616	22,924,726
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	24,962,878	22,968,047	22,930,666	23,381,616	22,924,726

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2018	2018	2017	2018	2017
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.15%	1.52%	1.51%	1.38%	1.35%
	Annualized Return on Average Equity	10.05%	13.47%	12.83%	12.07%	11.59%
	Net Interest Margin	3.83%	3.76%	3.71%	3.75%	3.76%
	Efficiency Ratio (1)	68.64%	56.48%	58.23%	60.59%	56.83%
	Net Overhead Expense to Average Earning Assets (2)	2.30%	1.63%	1.73%	1.81%	1.64%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.03%	0.01%	0.05%	0.08%	0.04%
	Allowance for Loan Losses to Period End Loans	0.58%	0.69%	0.73%
	Non-performing Assets to Period End Assets	0.34%	0.26%	0.38%
	Non-performing Loans to Period End Loans	0.48%	0.36%	0.55%
	Loans 30-89 Days Past Due to Period End Loans	0.54%	0.65%	0.32%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,834,251	$3,333,005	$3,078,875	$3,380,409	$3,002,695
	Average Earning Assets	$3,495,618	$3,095,195	$2,866,359	$3,126,037	$2,794,107
	Average Total Loans	$2,662,502	$2,318,657	$2,100,432	$2,339,089	$2,036,717
	Average Demand Deposits	$714,504	$636,989	$598,107	$640,865	$572,356
	Average Interest Bearing Liabilities	$2,660,340	$2,301,011	$2,091,693	$2,333,584	$2,056,105
	Average Equity	$437,177	$375,255	$362,356	$385,476	$350,913

	Period End Non-performing Assets (3)	$13,498	$8,597	$11,864
	Period End Non-performing Loans (4)	$13,212	$8,497	$11,810
	Period End Loans 30-89 Days Past Due (5)	$14,815	$15,110	$6,865

	Tax Equivalent Net Interest Income	$33,702	$29,240	$26,751	$117,345	$105,057
	Net Charge-offs during Period	$228	$86	$277	$1,941	$864

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.